Exhibit (d)(3)
FIRST FOCUS FUNDS, INC.
INVESTMENT SUB-ADVISORY AGREEMENT
     AGREEMENT dated this 15th day of April, 2002, by and between the First National Bank of Omaha, a national banking association, (the “Adviser”) and KBC Asset Management International Limited, an Irish registered company (the “Sub-Adviser”).
     WHEREAS, the Adviser is the investment adviser for the First Focus Funds, Inc., an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Company”); and
     WHEREAS, the Adviser desires to retain the Sub-Adviser as its agent to furnish investment advisory services for the First Focus International Equity Fund, a diversified investment portfolio of the Company (the “Fund”).
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Appointment. The Adviser hereby appoints the Sub-Adviser to provide certain sub-investment advisory services to the Adviser on behalf of the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
     2. Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:
     (a) The Company’s Articles of Incorporation, as filed with the Secretary of State of Nebraska on October 12, 1994, and all amendments thereto or restatements thereof (such documents as presently in effect and as it shall from time to time be amended or restated, is herein called the “Articles of Incorporation”);
     (b) The Company’s By-Laws and amendments thereto;
     (c) Resolutions of the Company’s Board of Directors authorizing the appointment of the Sub-Adviser and approving this Agreement;

     (d) The Company’s Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the “SEC”) and all amendments thereto;
     (e) The Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”) (File No. 33-85982) and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Fund; and
     (f) The Company’s most recent prospectus and Statement of Additional Information for the Fund (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the “Prospectus”).
     The Adviser will promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.
     3. Management. Subject always to the supervision of the Company’s Board of Directors and the Adviser, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund on behalf of the Adviser and place all orders for the purchase and sale of securities, all for the Adviser on behalf of the Fund. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth in Section 8, below), and will monitor the Fund’s’ investments, and will comply with the provisions of the Company’s Articles of Incorporation and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund as set forth in the documents listed in Section 2, above, as may be amended from time to time. The Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. The Sub-Adviser shall also make itself reasonably available to the Board of Directors at such times as the Board of Directors shall request.
     The Sub-Adviser’s authority and discretion hereunder shall include, without limitation, the power to lend any securities held by the Fund to such persons, for such purposes and upon such terms and conditions as the Sub-Adviser may deem advisable, provided that any such lending shall be in conformity with the Fund’s current investment objective and policies, as stated in its current Prospectus and Statement of Additional Information, and any guidelines adopted from time to time by the Company’s Board of Directors.

     The Sub-Adviser represents and warrants that it is registered as an investment adviser with the SEC and is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities, and agrees that it will:
     (a) Use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;
     (b) Conform with all applicable rules and regulations of the SEC pertaining to its investment advisory activities;
     (c) Place orders pursuant to its investment determinations for the Fund on behalf of the Adviser either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. The Sub-Adviser may pay a commission in excess of the commission another broker-dealer would have charged if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed either in terms of that particular transaction or the Sub-Adviser’s overall responsibilities to the accounts it manages. In no instance will portfolio securities be purchased from or sold to the Adviser, the Sub-Adviser, SEI Investments Distribution Co. or any affiliated person of either the Company, Adviser, SEI Investments Distribution Co. or the Sub-Adviser, except as may be permitted under the 1940 Act;
     (d) Report regularly to the Adviser and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board of Directors the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, respectively, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Adviser;
     (e) Maintain books and records with respect to the Company’s securities transactions and will furnish the Adviser and the Company’s

Board of Directors such periodic and special reports as the Board of Directors or the Adviser may request;
     (f) Act upon instructions from the Adviser not inconsistent with the fiduciary duties hereunder; and
     (g) Treat confidentially and as proprietary information of the Company all such records and other information relative to the Company maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.
     The Sub-Adviser shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund.
     4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund, on behalf of the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
     5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement, but excluding the cost of securities (including commission, issue and transfer taxes, if any) purchased for or on behalf of the Fund. The Sub-Adviser shall not be responsible for the following expenses relating to the operations of the Funds: organizational expenses, taxes, interest, any brokerage fees and commissions, fees of the Directors of the Company, SEC fees, state securities registration fees and expenses, costs of preparing and printing prospectuses for regulatory purposes and for distribution to the Fund’s current shareholders, outside auditing and legal expenses, advisory and administration fees, fees and out-of-pocket expenses of the custodian and transfer agent, costs of Fund accounting services, certain insurance premiums, costs of maintenance of the Company’s and the Fund’s existence, costs of shareholders’ and Directors’ reports and meetings, distribution expenses incurred pursuant to the Company’s Distribution and Shareholder Service Plan, any extraordinary expenses incurred in the Funds’ operation and other operating expenses not assumed by the Company’s service providers.
     6. Compensation. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at an annual rate of 0.50% on the average daily net assets of each Fund. This fee will be computed daily and paid to the Sub-Adviser quarterly.
     7. Services to Others. The Adviser understands, and has advised the Company’s Board of Directors, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser has no objection to the Sub-Adviser’s acting in such capacities, provided that whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each company. In addition, the Adviser understands that the persons employed by the Sub-Adviser to assist in the Sub-Adviser’s duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
     8. Standard of Care. The Sub-Adviser shall discharge its duties under this Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Adviser may have against Sub-Adviser under any federal securities laws based on negligence and which cannot be modified in advance by contract.
     9. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder. Each of the Adviser and Sub-Adviser agrees to indemnify the other and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the indemnifying party’s willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder.
     10. Duration and Termination. This Agreement will become effective as of the date hereof provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect until June 30, 2003.
     Thereafter, if not terminated, this Agreement will continue in effect for the Fund for successive periods of twelve (12) months, each ending June 30 of each year, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Company’s Board of Directors who are not interested persons of the Company, the Sub-Adviser, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Company’s Board of Directors or by the vote of a majority of all votes attributable to the outstanding shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on not more than sixty (60) days’ and not less than thirty (30) days’ written notice by the Adviser or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” have the same meaning of such terms in the 1940 Act.)
     This Agreement will terminate automatically if the investment advisory agreement between the Company and the Adviser is terminated.
     11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     12. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same document.
     13. Custody. All securities and other assets of the Fund shall be maintained with a custodian designated by the Adviser. Sub-Adviser shall have no responsibility or liability with respect to any custodial function.
     14. Reliance on Proper Instructions. The Sub-Adviser shall be fully protected in acting upon any proper instructions reasonably believed by it in good faith to be genuine and signed or communicated by or on behalf of the Adviser or the Fund, and the Sub-Adviser shall be under no duty to make any investigation or inquiry regarding any proper instructions of the Adviser or the Fund, as the case may be.
     15. No Conflict. Unless the Sub-Adviser is otherwise informed in writing, it shall be entitled to assume that any action taken by it under the terms of this Agreement, upon instructions of the Fund or the Adviser consistent with Section 14, is not in conflict or contrary to any provision of any document referred to in Section 2 hereof and may assume that such action is not in conflict with any existing investment limit imposed on the Fund by law, by any such document or by contract or otherwise.
     16. Receipt of Part II of Form ADV. The Adviser acknowledges and agrees on behalf of the Fund that either (i) the Fund has received Part II of the Sub-Adviser’s Form ADV at least forty-eight (48) hours prior to execution of this Agreement or (ii) the Fund has received Part II of the Sub-Adviser’s Form ADV together with this Agreement and shall have the right to cancel this Agreement, without penalty, within five (5) business days of the execution of this Agreement.
     17. Notices. Any notice required to be given by either party shall be in writing and may be served on or delivered to the party to be served at the address given in this Agreement or as duly notified from time to time. Notice may be delivered or sent by facsimile and shall be deemed to arrive at the time when in the normal course of delivery it should have arrived save that in the case of notice sent by mail it shall only be deemed to have arrived upon its actual receipt.
     18. Force Majeure. In the event of any failure, interruption or delay in the performance of the Sub-Adviser’s or the Adviser’s obligations resulting from breakdown, failure or malfunction of any telecommunications or computer service not reasonably within the control of the Sub-Adviser or the Adviser (as appropriate) or from any other event or circumstance whatsoever not reasonably within the control of the Sub-Adviser or the Adviser (as appropriate), the Sub-Adviser or the Adviser (as appropriate) shall not be liable or have any responsibility of any kind for any loss or damage thereby incurred or suffered by the Adviser or the Sub-Adviser (as appropriate).
     19. Adviser Representations and Warranties. The Adviser represents and warrants that (a) the Adviser’s entry into this Agreement on behalf of the Fund and the performance by it and the Fund of their respective obligations hereunder has been duly authorized by the Adviser, and to the best of the Adviser’s knowledge, by the Fund and the Company and will not cause the Adviser, and to the best of the Adviser’s knowledge, the Fund or the Company, to be in violation of the 1940 Act or any other applicable law or regulation, (b) a division of the Adviser is registered as an investment adviser with the SEC and is in compliance with all applicable rules and regulations of the SEC pertaining to its investment advisory activities, (c) to the best of the Adviser’s knowledge, the Fund is the legal owner of all of its assets, and (d) the Adviser is empowered to enter into this Agreement without the consent or authority of any other party or, alternatively, has at the date hereof obtained such consents as may be necessary to permit the making of this Agreement.
     20. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and will be governed by the laws of the state of Nebraska. Sub-Adviser shall notify the Adviser of any changes in its partners within a reasonable time.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

FIRST NATIONAL BANK OF OMAHA

By:

Name:

Title:

KBC ASSET MANAGEMENT
INTERNATIONAL LIMITED

By:

Name:

Title:

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